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                                  EXHIBIT 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-2 of our report dated March 4, 2005 (except for Note 13C and 13D, which are dated March 30, 2005) relating to the consolidated financial statements for the years ended December 31, 2004 and 2003 of Amedia Networks, Inc., which report includes an explanatory paragraph as to an uncertainty with respect to Amedia Networks, Inc.'s ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".



                                                   /S/ MARCUM & KLIEGMAN LLP

                                                   MARCUM & KLIEGMAN LLP
                                                   NEW YORK, NEW YORK



August 18, 2005




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